Exhibit 99.1

pdvWireless Reports Second Quarter Results

WOODLAND PARK, NJ  – November 10, 2015 – pdvWireless, Inc. (NASDAQ: PDVW) (the “Company”), a private carrier wireless communications provider of mobile workforce management solutions, reported today its second fiscal quarter results for the period ended September 30, 2015.

Revenue for the quarter ended September 30, 2015 was $811,000 compared with $689,000 for the quarter ended September 30, 2014. For the second quarter, the Company reported a net loss of ($5.46 million), or ($0.38) per share, compared with a net loss of ($3.02 million), or ($0.25) per share, the previous year.

Revenue for the six months ended September 30, 2015 was $1.65 million compared with $1.52 million for the six months ended September 30, 2014.  For the six month period, the Company reported a net loss of ($9.81 million), or ($0.70) per share, compared with a net loss of ($5.61 million), or ($0.76) per share, the previous year.

Because the Company has only just begun the process of deploying its advanced digital dispatch networks, the Company’s revenues for the six months of FY 2016 principally represent its historical software as-a-service (“SaaS”) business.  The operating results, however, also include costs and expenses related to implementing the Company’s digital dispatch networks, the costs associated with its initiatives to implement its broadband spectrum strategies and the costs incurred to raise funds to support its business initiatives.

The increase in revenues for the quarter and six months is principally a result of spectrum leasing revenue, which began in September 2014.

General and administrative expenses for the three months ended September 30, 2015 increased by $2.09 million, or 83.6%, to $4.59 million from $2.50 million for three months ended September 30, 2014.  For the six month period ended September 30, 2015, general and administrative expenses increased by $3.39 million, or 68.8%, to $8.31 million from $4.92 million for the six month period ended September 30, 2014.  The general and administrative expenses include stock compensation costs from stock grants to employees in the fiscal quarter ended September 30, 2015 and 2014 in the amount of $1.11 million and $1.18 million, respectively.  For the six month period ended September 30, 2015 and 2014, stock compensation costs were $2.46 million and $3.28 million, respectively.  The increases in general and administrative expenses for the three and six month periods are primarily due to the increase in headcount and related costs in order to support the Company’s business initiatives.

Adjusted EBITDA for the quarter was a negative ($4.27 million) as compared with a negative ($1.45 million) the prior year. For the six month period ended September 30, 2015, Adjusted EBITDA was a negative ($7.23 million) as compared with a negative ($1.74 million) for the prior year.  The increase in Adjusted EBITDA losses in the second quarter and six month period was caused by higher selling, general and administrative costs as the Company increased both its spending and headcount to support and implement its business initiatives.

John C. Pescatore, President and CEO of pdvWireless, said, “We continue to advance our near and long term business objectives. We are currently in the build-out phase of our DispatchPlus networks. In the four markets we previously announced – Houston, Dallas, Atlanta and Philadelphia – our coverage and network performance continues to exceed our expectations.  I’m also excited to announce that we now have three additional markets with sites in service – Chicago, the greater New York area and Washington/Baltimore. On the regulatory front, we are 12 months into the FCC rulemaking process and are pleased with our progress to date.  We continue to work with 900MHz incumbents to address the issues they have raised in the filed comments and remain optimistic about a favorable resolution.”

Broadband Initiative

In May 2015, the Company and the Enterprise Wireless Alliance (EWA) filed proposed rules with the FCC related to their Joint Petition for Rulemaking, which outline recommended procedural and technical operating parameters and processes related to the administration and sequence of the proposed realignment of the 900 MHz band. The proposed rules were placed on Public Notice by the FCC and the comment and reply comment cycle each have been completed. The petition for realignment of the band is aimed at making more efficient use of the Company’s spectrum, and providing customers with more choices by giving the Company the flexibility to deploy more robust, broadband technologies in the future.

DispatchPlus Business

DispatchPlus is a next-generation push-to-talk solution utilizing state-of-the-art digital two-way radio technology integrated with pdvWireless' proprietary cloud-based mobile resource management solutions, including workforce tracking, status mapping and the Company's patented intelligent call prioritization. DispatchPlus enables communications to be sent, simultaneously, to one or many recipients, whether the recipients are on pdvWireless' two-way service, a cellphone or at any email address. At the end of the first quarter, the Company announced the commercial launch of its first DispatchPlus two-way radio service in the greater Houston, Texas metropolitan area and had sites in service in three additional metropolitan market areas, Dallas, Atlanta, and Philadelphia.  The Company has completed the vast majority of the network build out in these four markets and is currently in the market development process during which it will be ramping up its distribution channels, customer acquisition process and developing appropriate sales and marketing programs.  The Company also now has sites in service in three additional metropolitan market areas – Chicago, the greater New York area and Washington/Baltimore.

Strong Cash Position

The Company has a strong cash position, with $169.3 million in available cash as of September 30, 2015. In the six months ended September 30, 2015, the Company spent approximately $4.2 million for the acquisition of equipment, design, and buildout of its networks.

The Company's cash position was enhanced during the first six months of fiscal 2016 by the $64.8 million in net proceeds it received from the follow-on public offering of its common stock in May 2015. The Company plans to use a major portion of the net proceeds to pursue its regulatory initiatives and broadband strategy, including purchasing additional spectrum.  The remainder of the net proceeds from this recent public offering will be used for general corporate purposes, which may include the acquisition of complementary products, technologies, businesses or assets.

Conference Call

pdvWireless will host a conference call to discuss its second quarter 2016 financial results on November 10, 2015 at 5:00 p.m. EDT. Investors in the United States can participate in the earnings call by dialing into the conference line at 888-267-2860 or 973-413-6102 and using the conference code 774894. The earnings call will also be available for replay until November 25, 2015 and can be accessed by dialing into the conference lines at 800-332-6854 or 973-528-0005 and using the conference code 774894.   The replay will also be posted on the Company’s website under Investors at www.pdvwireless.com/investors.

About pdvWireless

pdvWireless, Inc. is a private carrier wireless communications provider of mobile workforce communications and location based solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations.  pdvWireless has commenced launching the nation’s largest private push-to-talk network in major markets throughout the United States. Its patented and industry-validated technology improves team communication and field documentation across a wide array of industries, including transportation, distribution, construction, hospitality, waste management and field service. pdvWireless's Chairman, Brian McAuley and Vice Chairman, Morgan O'Brien, were co-founders of Nextel Communications and have over 60 years of combined experience in two-way radio operations and FCC regulatory matters. pdvWireless, Inc. is headquartered in Woodland Park, New Jersey.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest income (expense)-net, income taxes and stock-based compensation. The Company has included below unaudited adjusted financial information for the three and six months ended September 30, 2015 and 2014, which includes a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company's management uses Adjusted EBITDA to evaluate the Company's performance and provides this financial measure to investors as a supplement to the Company's reported results because management believes this information provides additional insight into the Company's operating performance by disregarding certain nonrecurring items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company's financial results calculated in accordance with GAAP and any reconciliation to those financial statements should be carefully evaluated. The non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements (as defined under Federal securities laws). Forward-looking statements generally are accompanied by words such as "will", "expect", "intend", "plan", "outlook" or other similar words, phrases or expressions. These forward-looking statements include statements regarding the planned timing and scope of the Company's deployment of its dispatch network, the estimated costs of deploying its dispatch network, and its regulatory initiatives and plans. Any forward-looking statements contained herein are based on our current expectations, but are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our current expectations or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to: we have no operating history with respect to our proposed push-to-talk business; we have had net losses each year since our inception and may not achieve or maintain profitability in the future; we may experience delays in launching our nationwide network; customers may not adopt our technology; any efforts we pursue to increase the value of our spectrum may not be successful; we will rely on the equipment and selling efforts of other parties, such as indirect dealers; the wireless communication industry is highly competitive and we may not compete successfully; and government regulation could adversely affect our business and prospects. These and other factors that may affect our future results or operations are identified and described in more detail in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 filed with the SEC on June 10, 2015 and our quarterly report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 10, 2015. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor relations contacts:

Timothy Gray	Adam Friedman
CFO	Principal
pdvWireless, Inc.	Adam Friedman Associates
973-771-0981	917-675-6250
ir@pdvwireless.com	adam@adam-friedman.com

pdvWireless, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating revenues
Service revenue	$622,069	$659,132	$1,270,731	$1,490,270
Spectrum lease revenue	182,186	30,365	364,372	30,365
Other revenue	7,203	—	17,215	—
Total operating revenues	811,458	689,497	1,652,318	1,520,635
Cost of revenue
Sales and service	490,585	223,714	865,759	507,644
Gross profit	320,873	465,783	786,559	1,012,991
Operating expenses
General and administrative	4,588,842	2,499,697	8,311,247	4,922,888
Sales and support	885,007	397,759	1,696,682	689,363
Product development	336,200	210,059	641,097	436,754
Total operating expenses	5,810,049	3,107,515	10,649,026	6,049,005
Loss from operations	(5,489,176)	(2,641,732)	(9,862,467)	(5,036,014)
Interest expense - affiliated entities	—	(377,456)	—	(570,737)
Interest income	29,293	—	51,513	—
Other income	1,250	—	1,250	—
Net loss	$(5,458,633)	$(3,019,188)	$(9,809,704)	$(5,606,751)
Net loss per common share basic and diluted	$(0.38)	$(0.25)	$(0.70)	$(0.76)
Weighted-average common shares used to compute basic and diluted net loss per share	14,379,082	11,986,267	13,938,243	7,409,725

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss.

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
Adjusted EBITDA:
Net loss	$(5,458,633)	$(3,019,188)	$(9,809,704)	$(5,606,751)
Interest expense - affiliated entities	—	377,456	—	570,737
Depreciation - cost of revenue	50,236	—	83,186	—
Depreciation and amortization - general and administrative	29,123	14,610	45,262	14,610
Stock Compensation expense	1,105,977	1,180,824	2,455,611	3,276,600
Adjusted EBITDA	$(4,273,297)	$(1,446,298)	$(7,225,645)	$(1,744,804)

pdvWireless, Inc.

Consolidated Balance Sheets

	September 30,	March 31,
	2015	2015
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$169,279,421	$119,873,668
Accounts receivable, net	399,466	395,172
Prepaid expenses and other current assets	354,224	629,790
Total current assets	170,033,111	120,898,630
Property and equipment	10,473,161	6,384,602
Intangible assets	100,082,430	100,298,444
Capitalized patent costs, net	221,333	220,783
Other assets	1,563,681	25,630
Total assets	$282,373,716	$227,828,089
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$3,889,365	$6,467,285
Accounts payable - officers	42,285	40,668
Deferred revenue	745,838	737,664
Total current liabilities	4,677,488	7,245,617
Deferred Revenue	6,012,146	6,376,518
Total liabilities	10,689,634	13,622,135
Commitments and Contingencies
Stockholders' equity
Preferred Stock, $0.0001 per share, 10,000,000 shares authorized and no shares outstanding at September 30, 2015 and March 31, 2015	—	—
Common Stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,375,179 shares issued and outstanding at September 30, 2015 and 12,530,493 shares issued and outstanding at March 31, 2015	1,438	1,253
Additional paid-in capital	323,149,527	255,861,880
Accumulated deficit	(51,466,883)	(41,657,179)
Total stockholders' equity	271,684,082	214,205,954
Total liabilities & stockholders' equity	$282,373,716	$227,828,089

pdvWireless, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	Six months ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,809,704)	$(5,606,751)
Adjustments to reconcile net loss to net cash provided (used) by operating activities
Depreciation and amortization	128,448	29,220
Non-cash compensation expense attributable to stock awards	2,455,611	3,276,600
Changes in operating assets and liabilities
Accounts receivable	(4,294)	(88,227)
Prepaid expenses and other assets	95,515	(32,100)
Accounts payable and accrued expenses	(2,577,920)	486,394
Accounts payable - officers	1,617	(99,961)
Accrued interest expense	—	(332,323)
Deferred compensation	—	(361,610)
Deferred revenue	(356,198)	7,469,037
Net cash flows provided (used) by operating activities	(10,066,925)	4,740,279
CASH FLOWS FROM INVESTING ACTIVITIES
Payment of deposit	—	(13,500,000)
Purchases of intangible assets	(1,141,986)	(76,798,384)
Purchases of equipment	(4,211,917)	(42,206)
Payments for patent costs	(5,640)	(4,069)
Net Cash used by investing activities	(5,359,543)	(90,344,659)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from Rule 144A Offering	—	201,922,458
Net proceeds from follow-on offering	64,792,220	—
Proceeds from stock option exercise	40,001	—
Payment of notes payable, net	—	(1,088,851)
Proceeds from Motorola investment	—	10,000,000
Net cash provided from financing activities	64,832,221	210,833,607
Net change in cash and cash equivalents	49,405,753	125,229,227
CASH AND CASH EQUIVALENTS
Beginning of the period	119,873,668	45,679
End of the period	$169,279,421	$125,274,906